UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2012

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 5, 2012, Anthony S. Thornley has resigned as interim President and Chief Executive Officer of Callaway Golf Company (the “Company”).

(c) Effective March 5, 2012, the Company’s board of directors appointed Oliver G. “Chip” Brewer III as President and Chief Executive Officer of the Company. In connection with his appointment, Mr. Brewer entered into an employment agreement with the Company dated as of February 24, 2012 (the “Employment Agreement”), providing for Mr. Brewer’s employment for a period commencing on March 5, 2012. The Employment Agreement provides for compensation consisting of, among other things, (i) an annual base salary of $700,000, (ii) an annual bonus based upon participation in the Company’s applicable bonus plan, with a bonus target percentage equaling 100% of Mr. Brewer’s annual base salary, (iii) a grant of stock appreciation rights with regard to 800,000 shares of the Company’s common stock, made effective as of Mr. Brewer’s date of hire, at an exercise price equal to the closing price of the Company’s common stock on the date of grant, vesting over a three year period with one-third vesting on each of the first three anniversaries of the date of grant, and with a term of five years, and pursuant to other terms as provided in the Company’s form stock appreciation right award agreement, (iv) a grant of 300,000 shares of restricted stock units, made effective as of Mr. Brewer’s date of hire, vesting in full on the third anniversary of the date of grant, and pursuant to other terms as provided in the Company’s form restricted stock unit award agreement, and (v) beginning on January 1, 2013, an opportunity to participate in the Company’s applicable long-term incentive programs. In addition, Mr. Brewer will receive certain relocation benefits in connection with his and his family’s relocation to San Diego County, California.

Mr. Brewer, 48, served as the President and Chief Executive Officer of Adams Golf, Inc. since January 2002. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and Senior Vice President of Sales and Marketing of Adams Golf from September 1998 to August 2000. Mr. Brewer also served on the board of directors of Adams Golf since 2000 until his resignation effective as of February 29, 2012.

There is no arrangement or understanding between Mr. Brewer and any other person pursuant to which he was selected as an officer of the Company. Mr. Brewer has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Brewer or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest. It is expected that Mr. Brewer will be appointed to the Company’s board of directors once he officially joins the Company.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On February 27, 2012, the Company issued a press release captioned “Callaway Golf Company Appoints Chip Brewer as New CEO.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Officer Employment Agreement, effective as of February 24, 2012, by and between the Company and Oliver G. Brewer III

99.1	Press release, dated February 27, 2012, captioned “Callaway Golf Company Appoints Chip Brewer as New CEO.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2012

CALLAWAY GOLF COMPANY

By:	/s/ Brian P. Lynch
Name:	Brian P. Lynch
Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Officer Employment Agreement, effective as of February 24, 2012, by and between the Company and Oliver G. Brewer III

99.1	Press release, dated February 27, 2012, captioned “Callaway Golf Company Appoints New CEO.”

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